Exhibit 99

NextEra Energy, Inc. Media Line: (561) 694-4442 July 30, 2013 FOR IMMEDIATE RELEASE

NextEra Energy announces second-quarter earnings for 2013

•	Florida Power & Light Company brings more than 1,200 megawatts online, under budget and ahead of schedule at its Cape Canaveral plant

•	NextEra Energy Resources delivers strong earnings contribution driven by new assets in service and increases backlog of U.S. wind projects to approximately 975 megawatts

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2013 second-quarter net income on a GAAP basis of $610 million, or $1.44 per share, compared with $607 million, or $1.45 per share, in the second quarter of 2012. On an adjusted basis, NextEra Energy's earnings were $620 million, or $1.46 per share, compared with $527 million, or $1.26 per share, in the second quarter of 2012. Adjusted earnings exclude the mark-to-market effects of non-qualifying hedges, which beginning in the second quarter of 2013 include interest rate hedges related to the Spain solar project, as well as the net effect of other than temporary impairments (OTTI) on certain investments, all of which relate to the business of NextEra Energy Resources, LLC and its affiliated entities.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, for analysis of performance, for reporting of results to the Board of Directors and as an input in determining whether performance goals are met for performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its earnings outlook to analysts and investors. NextEra Energy management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. The attachments to this news release include a reconciliation of historical adjusted earnings to net income, which is the most directly comparable GAAP measure.

“NextEra Energy delivered strong results during the second quarter of 2013 with both of our major businesses performing well,” said NextEra Energy President and CEO Jim Robo. “At Florida Power & Light Company, earnings growth was driven by increased investment in the business that enhances an already excellent value proposition for our customers. I am especially pleased that we completed the modernization of our Cape Canaveral plant under budget and ahead of schedule. NextEra Energy Resources had a very strong quarter and the business remains on track to meet its development goals and strengthen its position as North America's largest generator of clean, renewable energy from the wind and sun. While we do not expect the second half of the year to be quite as strong as the first half, based on our performance year-to-date we think it is reasonable to expect our full-year adjusted EPS to be in the upper half of the $4.70 to $5.00 range that we have previously communicated.”

Florida Power & Light Company
NextEra Energy's principal rate-regulated utility subsidiary, Florida Power & Light Company, reported second-quarter net income of $391 million, or $0.92 per share, compared with $353 million, or $0.85 per share, for the prior-year quarter.

The main driver of FPL's growth was continued investment in the business, which enhances a customer value proposition that includes high reliability, award-winning customer service, a clean emissions profile and the lowest typical residential customer bill in Florida. Average regulatory capital employed for the quarter grew $2.9 billion, or approximately 11.5 percent, compared to the second quarter of 2012. FPL averaged approximately 35,000 more customers than it had in the prior-year comparable quarter. Excluding the effect of weather, underlying customer usage increased moderately.

The company's modernized Cape Canaveral Next Generation Clean Energy Center became operational on April 24 and is now delivering clean energy, reducing customer fuel costs and benefiting shareholders. The business continues to execute well against its development objectives, including continued progress on the two modernizations at the Riviera Beach and Port Everglades sites. The demolition of FPL's Port Everglades facility took place on July 16, and both the Riviera Beach and Port Everglades projects remain on schedule with expected in-service dates of June 2014 and June 2016, respectively.

During the quarter, FPL announced additional initiatives to support its goals of providing high reliability and cleaner emissions for customers. FPL filed a plan with the Florida Public Service Commission (PSC) to accelerate its existing storm hardening program through incremental investments of approximately $400 million through 2016 to continue strengthening its infrastructure against tropical storms and hurricanes. FPL also filed a petition with the PSC last month, as part of the annual environmental cost recovery clause proceedings, requesting approval of an approximately $820 million program to upgrade FPL's peaking capacity to comply with new EPA regulations. FPL determined that this program is the most cost-effective way to comply with the new nitrogen dioxide emissions standard. The program is expected to be completed by the end of 2016.

Last week, FPL also announced the results of its analysis of the bids received under its request for proposals for additional natural gas transportation capacity commencing in 2017. FPL determined that the best solution for meeting customer needs economically is a combination of the Sabal Trail Transmission proposal advanced by Spectra Energy Corp for a new pipeline originating in southwestern Alabama and terminating at a new Central Florida Hub, and the proposal submitted by Florida Southeast Connection, a wholly owned subsidiary of NextEra Energy, to connect the Central Florida Hub to FPL's Martin Plant. This combination was substantially more economical than any other combination of bids, and promises to deliver excellent value to FPL's customers for decades to come.

FPL has filed with the PSC a request for a determination that entering into contracts with both Sabal Trail Transmission and Florida Southeast Connection is prudent. FPL is seeking to obtain that regulatory decision by the end of 2013. Consistent with its earlier public statements, NextEra Energy also announced that, subject to certain conditions, it has agreed to invest approximately one-third of the necessary capital, which is currently expected to total roughly $3 billion, to complete the Sabal Trail Transmission pipeline proposed by Spectra Energy. NextEra Energy's investment in Florida Southeast Connection is expected to total approximately $550 million.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported second-quarter net income on a GAAP basis of $229 million, or $0.54 per share, compared with $251 million, or $0.60 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings were $238 million, or $0.56 per share, compared with $173 million, or $0.41 per share, in the second quarter of 2012.

NextEra Energy Resources' adjusted earnings per share were driven by contributions from new assets added to the portfolio, which increased 12 cents versus the comparable prior-year period. Earnings per share from existing assets increased 4 cents over the second quarter last year, due to favorable wind generation as well as greater generation at Seabrook Station and the Texas combined-cycle assets.

Since the prior-quarter earnings release, NextEra Energy Resources signed long-term power purchase agreements for nearly 650 megawatts (MW) of new U.S. wind projects, bringing the total 2013-2014 U.S. wind development program to approximately 975 MW, which is in the middle of the previously announced range of expectations of 500 to 1,500 MW. NextEra Energy Resources continues to expect to place approximately 800 MW of U.S. contracted solar into service through 2016, and expects to sign up to 300 MW of incremental solar projects to enter service over the same period. Year-to-date, NextEra Energy Resources has signed power purchase agreements on an incremental 40 MW of U.S. solar projects.

Corporate and Other
Corporate and Other negatively impacted earnings per share on an adjusted and GAAP basis by 2 cents, compared to zero contribution in the comparable prior-year quarter.

Outlook
NextEra Energy now expects adjusted earnings per share for 2013 to be in the upper half of the previously indicated range of $4.70 to $5.00. The company continues to expect a compound annual growth rate for full-year adjusted earnings per share of 5 percent to 7 percent through 2016, from a 2012 base.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards, the unrealized mark-to-market effect of non-qualifying hedges, and net other than temporary impairment losses on securities held in NextEra Energy Resources' nuclear decommissioning funds, none of which can be determined at this time. For 2013, adjusted earnings expectations also exclude the gain on the sale of the Maine hydropower assets, a charge associated with the decision to sell merchant fossil assets in Maine, and charges associated with an impairment on the Spain solar project. In addition, adjusted earnings expectations assume, among other things: normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; access to capital at reasonable cost and terms; no acquisitions or divestitures; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's second-quarter earnings conference call is scheduled for 9 a.m. ET on July 30, 2013. The webcast is available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/investors. The slides and earnings release accompanying the presentation may be downloaded at www.NextEraEnergy.com/investors beginning at 7:30 a.m. ET today. For those unable to listen to the live webcast, a replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $14.3 billion, more than 42,000 megawatts of generating capacity, and nearly 15,000 employees in 26 states and Canada as of year-end 2012. Headquartered in Juno Beach, Fla., NextEra Energy's principal subsidiaries are Florida Power & Light Company, which serves approximately 4.6 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which together with its affiliated entities is the largest generator in North America of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “will result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or an appropriate return on capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; risks of disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions to or elimination of governmental incentives that support renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources); impact of new or revised laws, regulations or interpretations or other regulatory initiatives on NextEra Energy and FPL; effect on NextEra Energy and FPL of potential regulatory action to broaden the scope of regulation of over-the-counter (OTC) financial derivatives and to apply such regulation to NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations; effect on NextEra Energy and FPL of changes in tax laws and in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; risks associated with threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; risk of lack of availability of adequate insurance coverage for protection of NextEra Energy and FPL against significant losses; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to hedge effectively its assets or positions against changes in commodity prices, volumes, interest rates, counterparty credit risk or other risk measures; potential volatility of NextEra Energy's results of operations caused by sales of power on the spot market or on a short-term contractual basis; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's hedging and trading procedures and associated risk management tools to protect against significant losses; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; risks to NextEra Energy and FPL of failure of counterparties to perform under derivative contracts or of requirement for NextEra Energy and FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's and FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses of compromise of sensitive customer data; risks to NextEra Energy and FPL of volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; increasing costs of health care plans; lack of a qualified workforce or the loss or retirement of key employees; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions; environmental, health and financial risks associated with NextEra Energy's and FPL's ownership of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; liability of NextEra Energy and FPL for increased nuclear licensing or compliance costs resulting from hazards posed to their owned nuclear generation facilities; risks associated with outages of NextEra Energy's and FPL's owned nuclear units; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; risk of impairment of NextEra Energy's and FPL's liquidity from inability of creditors to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; and effect of disruptions, uncertainty or volatility in the credit and capital markets of the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2012 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended June 30, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$2,696	$1,046	$91	$3,833
Operating Expenses
Fuel, purchased power and interchange	1,018	224	20	1,262
Other operations and maintenance	426	305	33	764
Impairment charge	—	—	—	—
Depreciation and amortization	248	236	16	500
Taxes other than income taxes and other	280	41	5	326
Total operating expenses	1,972	806	74	2,852
Operating Income (Loss)	724	240	17	981
Other Income (Deductions)
Interest expense	(104)	(113)	(49)	(266)
Benefits associated with differential membership interests - net	—	42	—	42
Allowance for equity funds used during construction	12	—	—	12
Interest income	1	4	14	19
Gains on disposal of assets - net	—	9	—	9
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(5)	—	(5)
Other - net	(1)	19	11	29
Total other income (deductions) - net	(92)	(44)	(24)	(160)
Income (Loss) from Continuing Operations before Income Taxes	632	196	(7)	821
Income Tax Expense (Benefit)	241	(33)	3	211
Income (Loss) from Continuing Operations	391	229	(10)	610
Net gain from Discontinued Operations, net of Income Taxes	—	—	—	—
Net Income (Loss)	$391	$229	$(10)	$610
Reconciliation of Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$391	$229	$(10)	$610
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	8	1	9
(Income) loss from other than temporary impairments - net	—	1	—	1
Net gain from discontinued operations	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Adjusted Earnings	$391	$238	$(9)	$620
Earnings Per Share (assuming dilution)	$0.92	$0.54	$(0.02)	$1.44
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	0.02	—	0.02
(Income) loss from other than temporary impairments - net	—	—	—	—
Net gain from discontinued operations	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Adjusted Earnings (Loss) Per Share	$0.92	$0.56	$(0.02)	$1.46
Weighted-average shares outstanding (assuming dilution)				425

In the fourth quarter of 2012, benefits associated with differential membership interests - net have been reclassified from operating expenses to other income (deductions) to be comparable with the presentation of other financing costs. Prior year amounts have been restated consistent with the current year presentation.

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended June 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$2,580	$1,030	$57	$3,667
Operating Expenses
Fuel, purchased power and interchange	1,086	141	9	1,236
Other operations and maintenance	442	324	29	795
Impairment charge	—	—	—	—
Depreciation and amortization	125	200	10	335
Taxes other than income taxes and other	265	33	3	301
Total operating expenses	1,918	698	51	2,667
Operating Income (Loss)	662	332	6	1,000
Other Income (Deductions)
Interest expense	(107)	(126)	(37)	(270)
Benefits associated with differential membership interests - net	—	22	—	22
Allowance for equity funds used during construction	12	—	6	18
Interest income	2	7	13	22
Gains on disposal of assets - net	—	57	—	57
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(6)	—	(6)
Other - net	(1)	8	—	7
Total other income (deductions) - net	(94)	(38)	(18)	(150)
Income (Loss) from Continuing Operations before Income Taxes	568	294	(12)	850
Income Tax Expense (Benefit)	215	43	(15)	243
Income (Loss) from Continuing Operations	353	251	3	607
Net gain from Discontinued Operations, net of Income Taxes	—	—	—	—
Net Income (Loss)	$353	$251	$3	$607
Reconciliation of Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$353	$251	$3	$607
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(63)	(2)	(65)
(Income) loss from other than temporary impairments - net	—	(15)	—	(15)
Net gain from discontinued operations	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Adjusted Earnings	$353	$173	$1	$527
Earnings Per Share (assuming dilution)	$0.85	$0.60	$—	$1.45
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non- qualifying hedges	—	(0.15)	—	(0.15)
(Income) loss from other than temporary impairments - net	—	(0.04)	—	(0.04)
Net gain from discontinued operations	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Adjusted Earnings (Loss) Per Share	$0.85	$0.41	$—	$1.26
Weighted-average shares outstanding (assuming dilution)				417

In the fourth quarter of 2012, benefits associated with differential membership interests - net have been reclassified from operating expenses to other income (deductions) to be comparable with the presentation of other financing costs. Prior year amounts have been restated consistent with the current year presentation.

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Six Months Ended June 30, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$4,885	$2,062	$165	$7,112
Operating Expenses
Fuel, purchased power and interchange	1,838	453	36	2,327
Other operations and maintenance	811	656	53	1,520
Impairment charge	—	300	—	300
Depreciation and amortization	429	462	27	918
Taxes other than income taxes and other	540	84	8	632
Total operating expenses	3,618	1,955	124	5,697
Operating Income (Loss)	1,267	107	41	1,415
Other Income (Deductions)
Interest expense	(205)	(237)	(95)	(537)
Benefits associated with differential membership interests - net	—	82	—	82
Allowance for equity funds used during construction	30	—	8	38
Interest income	2	9	27	38
Gains on disposal of assets - net	—	20	1	21
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(8)	—	(8)
Other - net	(2)	24	3	25
Total other income (deductions) - net	(175)	(110)	(56)	(341)
Income (Loss) from Continuing Operations before Income Taxes	1,092	(3)	(15)	1,074
Income Tax Expense (Benefit)	413	(17)	(17)	379
Income (Loss) from Continuing Operations	679	14	2	695
Net gain from Discontinued Operations, net of Income Taxes	—	175	13	188
Net Income (Loss)	$679	$189	$15	$883
Reconciliation of Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$679	$189	$15	$883
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	61	—	61
(Income) loss from other than temporary impairments - net	—	(1)	—	(1)
Net gain from discontinued operations	—	(175)	(13)	(188)
Impairment charge and valuation allowance	—	342	—	342
Adjusted Earnings	$679	$416	$2	$1,097
Earnings Per Share (assuming dilution)	$1.60	$0.45	$0.03	$2.08
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non- qualifying hedges	—	0.14	—	0.14
(Income) loss from other than temporary impairments - net	—	—	—	—
Net gain from discontinued operations	—	(0.41)	(0.03)	(0.44)
Impairment charge and valuation allowance	—	0.81	—	0.81
Adjusted Earnings (Loss) Per Share	$1.60	$0.99	$—	$2.59
Weighted-average shares outstanding (assuming dilution)				424

In the fourth quarter of 2012, benefits associated with differential membership interests - net have been reclassified from operating expenses to other income (deductions) to be comparable with the presentation of other financing costs. Prior year amounts have been restated consistent with the current year presentation.

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Six Months Ended June 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$4,804	$2,120	$114	$7,038
Operating Expenses
Fuel, purchased power and interchange	2,021	371	26	2,418
Other operations and maintenance	879	645	47	1,571
Impairment charge	—	—	—	—
Depreciation and amortization	243	392	20	655
Taxes other than income taxes and other	518	69	4	591
Total operating expenses	3,661	1,477	97	5,235
Operating Income (Loss)	1,143	643	17	1,803
Other Income (Deductions)
Interest expense	(210)	(254)	(72)	(536)
Benefits associated with differential membership interests - net	—	63	—	63
Allowance for equity funds used during construction	22	—	9	31
Interest income	3	13	26	42
Gains on disposal of assets - net	—	67	—	67
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(7)	—	(7)
Other - net	(3)	11	(4)	4
Total other income (deductions) - net	(188)	(107)	(41)	(336)
Income (Loss) from Continuing Operations before Income Taxes	955	536	(24)	1,467
Income Tax Expense (Benefit)	363	64	(28)	399
Income (Loss) from Continuing Operations	592	472	4	1,068
Net gain from Discontinued Operations, net of Income Taxes	—	—	—	—
Net Income (Loss)	$592	$472	$4	$1,068
Reconciliation of Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$592	$472	$4	$1,068
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(100)	(2)	(102)
(Income) loss from other than temporary impairment - net	—	(17)	—	(17)
Net gain from discontinued operations	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Adjusted Earnings	$592	$355	$2	$949
Earnings Per Share (assuming dilution)	$1.42	$1.13	$0.02	$2.57
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(0.24)	—	(0.24)
(Income) loss from other than temporary impairments - net	—	(0.04)	—	(0.04)
Net gain discontinued operations	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Adjusted Earnings (Loss) Per Share	$1.42	$0.85	$0.02	$2.29
Weighted-average shares outstanding (assuming dilution)				416

In the fourth quarter of 2012, benefits associated with differential membership interests - net have been reclassified from operating expenses to other income (deductions) to be comparable with the presentation of other financing costs. Prior year amounts have been restated consistent with the current year presentation.

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
June 30, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$36,219	$22,774	$1,399	$60,392
Nuclear fuel	1,121	718	(1)	1,838
Construction work in progress	1,511	2,645	25	4,181
Less accumulated depreciation and amortization	(10,651)	(5,001)	(299)	(15,951)
Total property, plant and equipment - net	28,200	21,136	1,124	50,460
Current Assets
Cash and cash equivalents	30	265	116	411
Customer receivables, net of allowances	860	903	46	1,809
Other receivables	424	214	(327)	311
Materials, supplies and fossil fuel inventory	752	364	4	1,120
Regulatory assets:
Deferred clause and franchise expenses	126	—	—	126
Other	129	—	8	137
Derivatives	2	432	27	461
Deferred income taxes	57	11	(57)	11
Assets held for sale	—	—	—	—
Other	157	172	20	349
Total current assets	2,537	2,361	(163)	4,735
Other Assets
Special use funds	3,062	1,359	—	4,421
Other investments	4	325	716	1,045
Prepaid benefit costs	1,148	—	(93)	1,055
Regulatory assets:
Securitized storm-recovery costs	419	—	—	419
Other	481	—	242	723
Derivatives	—	838	7	845
Other	139	1,072	303	1,514
Total other assets	5,253	3,594	1,175	10,022
Total Assets	$35,990	$27,091	$2,136	$65,217

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
June 30, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Capitalization
Common stock	$1,373	—	$(1,369)	$4
Additional paid-in capital	5,904	7,399	(7,713)	5,590
Retained earnings	5,593	5,662	(146)	11,109
Accumulated other comprehensive income (loss)	—	(20)	(82)	(102)
Total common shareholders' equity	12,870	13,041	(9,310)	16,601
Long-term debt	8,499	5,801	9,214	23,514
Total capitalization	21,369	18,842	(96)	40,115
Current Liabilities
Commercial paper	346	—	320	666
Short-term debt	—	—	375	375
Current maturities of long-term debt	354	1,777	1,546	3,677
Accounts payable	720	552	7	1,279
Customer deposits	497	4	—	501
Accrued interest and taxes	412	663	(456)	619
Derivatives	30	444	105	579
Accrued construction-related expenditures	181	242	5	428
Liabilities associated with assets held for sale	—	—	—	—
Other	301	335	107	743
Total current liabilities	2,841	4,017	2,009	8,867
Other Liabilities and Deferred Credits
Asset retirement obligations	1,238	536	—	1,774
Deferred income taxes	6,038	937	(114)	6,861
Regulatory liabilities:
Accrued asset removal costs	1,756	—	—	1,756
Asset retirement obligation regulatory expense difference	1,914	—	—	1,914
Other	372	—	—	372
Derivatives	18	307	37	362
Deferral related to differential membership interests	—	1,865	—	1,865
Other	444	587	300	1,331
Total other liabilities and deferred credits	11,780	4,232	223	16,235
Commitments and Contingencies
Total Capitalization and Liabilities	$35,990	$27,091	$2,136	$65,217

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$34,474	$21,877	$703	$57,054
Nuclear fuel	1,190	705	—	1,895
Construction work in progress	2,585	2,751	632	5,968
Less accumulated depreciation and amortization	(10,698)	(4,535)	(271)	(15,504)
Total property, plant and equipment - net	27,551	20,798	1,064	49,413
Current Assets
Cash and cash equivalents	40	257	32	329
Customer receivables, net of allowances	760	690	37	1,487
Other receivables	447	420	(298)	569
Materials, supplies and fossil fuel inventory	727	342	4	1,073
Regulatory assets:
Deferred clause and franchise expenses	75	—	—	75
Other	106	—	7	113
Derivatives	5	483	29	517
Deferred income taxes	—	10	387	397
Assets held for sale	—	335	—	335
Other	126	197	19	342
Total current assets	2,286	2,734	217	5,237
Other Assets
Special use funds	2,918	1,272	—	4,190
Other investments	4	269	703	976
Prepaid benefit costs	1,135	—	(104)	1,031
Regulatory assets:
Securitized storm-recovery costs	461	—	—	461
Other	351	—	231	582
Derivatives	1	873	46	920
Other	146	1,193	290	1,629
Total other assets	5,016	3,607	1,166	9,789
Total Assets	$34,853	$27,139	$2,447	$64,439

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Capitalization
Common stock	$1,373	$—	$(1,369)	$4
Additional paid-in capital	5,903	8,324	(8,691)	5,536
Retained earnings	5,254	5,473	56	10,783
Accumulated other comprehensive income (loss)	—	(149)	(106)	(255)
Total common shareholders' equity	12,530	13,648	(10,110)	16,068
Long-term debt	8,329	5,606	9,242	23,177
Total capitalization	20,859	19,254	(868)	39,245
Current Liabilities
Commercial paper	105	—	1,106	1,211
Short-term debt	—	—	200	200
Current maturities of long-term debt	453	744	1,574	2,771
Accounts payable	612	658	11	1,281
Customer deposits	503	4	1	508
Accrued interest and taxes	223	474	(283)	414
Derivatives	20	367	43	430
Accrued construction-related expenditures	235	187	5	427
Liabilities associated with assets held for sale	—	733	—	733
Other	475	404	25	904
Total current liabilities	2,626	3,571	2,682	8,879
Other Liabilities and Deferred Credits
Asset retirement obligations	1,206	508	1	1,715
Deferred income taxes	5,584	886	233	6,703
Regulatory liabilities:
Accrued asset removal costs	1,950	—	—	1,950
Asset retirement obligation regulatory expense difference	1,813	—	—	1,813
Other	309	—	—	309
Derivatives	—	529	58	587
Deferral related to differential membership interests	—	1,784	—	1,784
Other	506	607	341	1,454
Total other liabilities and deferred credits	11,368	4,314	633	16,315
Commitments and Contingencies
Total Capitalization and Liabilities	$34,853	$27,139	$2,447	$64,439

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Six Months Ended June 30, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$679	$189	$15	$883
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	429	462	27	918
Nuclear fuel and other amortization	83	81	13	177
Impairment charge	—	300	—	300
Unrealized (gains) losses on marked to market energy contracts	—	68	—	68
Deferred income taxes	353	27	155	535
Cost recovery clauses and franchise fees	(157)	—	—	(157)
Benefits associated with differential membership interests - net	—	(82)	—	(82)
Allowance for equity funds used during construction	(30)	—	(8)	(38)
Gains on disposal of assets - net	—	(20)	(1)	(21)
Net gain from discontinued operations, net of income taxes	—	(175)	(13)	(188)
Other than temporary impairment losses on securities held in
nuclear decommissioning funds	—	8	—	8
Other - net	67	13	(46)	34
Changes in operating assets and liabilities:
Customer and other receivables	(118)	(158)	—	(276)
Materials, supplies and fossil fuel inventory	(26)	(21)	—	(47)
Other current assets	(36)	(14)	—	(50)
Other assets	(12)	(15)	(25)	(52)
Accounts payable	159	66	(1)	224
Margin cash collateral	—	33	—	33
Income taxes	61	(35)	(158)	(132)
Interest and other taxes	191	5	5	201
Other current liabilities	(83)	(71)	65	(89)
Other liabilities	(14)	10	5	1
Net cash provided by (used in) operating activities	1,546	671	33	2,250

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Six Months Ended June 30, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Investing Activities
Capital expenditures of FPL	(1,465)	—	—	(1,465)
Independent power and other investments of NextEra Energy Resources	—	(1,510)	—	(1,510)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	170	—	170
Nuclear fuel purchases	(41)	(44)	(1)	(86)
Other capital expenditures	—	—	(93)	(93)
Change in loan proceeds restricted for construction	—	207	—	207
Proceeds from sale or maturity of securities in special use funds	1,354	429	(1)	1,782
Purchases of securities in special use funds	(1,388)	(442)	(1)	(1,831)
Proceeds from sale or maturity of other securities	—	—	125	125
Purchases of other securities	—	—	(116)	(116)
Other - net	10	19	3	32
Net cash provided by (used in) investing activities	(1,530)	(1,171)	(84)	(2,785)

Cash Flows From Financing Activities
Issuances of long-term debt	498	1,579	785	2,862
Retirements of long-term debt	(427)	(298)	(700)	(1,425)
Proceeds from sale of differential membership interests	—	201	—	201
Payments to differential membership investors	—	(37)	—	(37)
Net change in short-term debt	241	—	(611)	(370)
Issuances of common stock - net	—	—	9	9
Repurchases of common stock	—	—	—	—
Dividends on common stock	—	—	(557)	(557)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	(340)	(924)	1,264	—
Other - net	2	(13)	(55)	(66)
Net cash provided by (used in) financing activities	(26)	508	135	617

Net increase (decrease) in cash and cash equivalents	(10)	8	84	82
Cash and cash equivalents at beginning of period	40	257	32	329

Cash and cash equivalents at end of period	$30	$265	$116	$411

NEER's financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Six Months Ended June 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$592	$472	$4	$1,068
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	243	392	20	655
Nuclear fuel and other amortization	57	77	15	149
Impairment charge	—	—	—	—
Unrealized (gains) losses on marked to market energy contracts	—	(267)	(3)	(270)
Deferred income taxes	446	18	(91)	373
Cost recovery clauses and franchise fees	73	—	—	73
Benefits associated with differential membership interests - net	—	(63)	—	(63)
Allowance for equity funds used during construction	(22)	—	(9)	(31)
Gains on disposal of assets - net		(67)		(67)
Net gain from discontinued operations, net of income taxes	—	—	—	—
Other than temporary impairment losses on securities held in
nuclear decommissioning funds	—	7	—	7
Other - net	20	77	83	180
Changes in operating assets and liabilities:
Customer and other receivables	(116)	(22)	(7)	(145)
Materials, supplies and fossil fuel inventory	(1)	(5)	—	(6)
Other current assets	(60)	(23)	(3)	(86)
Other assets	(22)	41	(24)	(5)
Accounts payable	51	(64)	1	(12)
Margin cash collateral	—	113	—	113
Income taxes	(75)	44	28	(3)
Interest and other taxes	173	13	6	192
Other current liabilities	(76)	(52)	14	(114)
Other liabilities	(16)	(41)	(23)	(80)
Net cash provided by (used in) operating activities	1,267	650	11	1,928

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Six Months Ended June 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,146)	—	—	(2,146)
Independent power and other investments of NextEra Energy Resources	—	(1,456)	—	(1,456)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	3	—	3
Nuclear fuel purchases	(117)	(40)	—	(157)
Other capital expenditures	—	—	(271)	(271)
Change in loan proceeds restricted for construction	—	95	—	95
Proceeds from sale or maturity of securities in special use funds	2,357	580	—	2,937
Purchases of securities in special use funds	(2,416)	(596)	—	(3,012)
Proceeds from sale or maturity of other securities	—	—	174	174
Purchases of other securities	—	—	(203)	(203)
Other - net	27	(12)	—	15
Net cash provided by (used in) investing activities	(2,295)	(1,426)	(300)	(4,021)

Cash Flows From Financing Activities
Issuances of long-term debt	594	295	1,441	2,330
Retirements of long-term debt	(25)	(271)	(350)	(646)
Proceeds from sale of differential membership interests	—	337	—	337
Payments to differential membership investors	—	(2)	—	(2)
Net change in short-term debt	208	193	(231)	170
Issuances of common stock - net	—	—	372	372
Repurchases of common stock	—	—	(19)	(19)
Dividends on common stock	—	—	(500)	(500)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	240	247	(487)	—
Other - net	1	(26)	(6)	(31)
Net cash provided by (used in) financing activities	1,018	773	220	2,011

Net increase (decrease) in cash and cash equivalents	(10)	(3)	(69)	(82)
Cash and cash equivalents at beginning of period	36	166	175	377

Cash and cash equivalents at end of period	$26	$163	$106	$295

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

		Preliminary
	First Quarter	Second Quarter	Year-To-Date
NextEra Energy, Inc. - 2012 Earnings Per Share	$1.11	$1.45	$2.57

Florida Power & Light - 2012 Earnings Per Share	$0.58	$0.85	$1.42
Allowance for funds used during construction	0.03	—	0.03
Cost recovery clause results, primarily nuclear uprates in base rates	(0.01)	(0.02)	(0.04)
New investment and other	0.09	0.11	0.22
Share dilution	(0.01)	(0.02)	(0.03)

Florida Power & Light - 2013 Earnings Per Share	0.68	0.92	1.60

NEER - 2012 Earnings Per Share	0.53	0.60	1.13
New investments	0.03	0.12	0.15
Existing assets	(0.05)	0.04	(0.01)
Gas infrastructure	(0.03)	0.02	(0.01)
Customer supply businesses & proprietary power & gas trading	0.04	(0.03)	0.02
Non-qualifying hedges impact	(0.21)	(0.17)	(0.38)
Net gain from discontinued operations	0.41	—	0.41
Impairment charge and valuation allowance	(0.81)	—	(0.81)
Change in other than temporary impairment losses - net	0.01	(0.04)	(0.04)
Other, including interest expense	—	0.01	0.01
Share dilution	(0.01)	(0.01)	(0.02)

NEER - 2013 Earnings Per Share	(0.09)	0.54	0.45

Corporate and Other - 2012 Earnings Per Share	—	—	0.02
Lone Star Transmission	0.02	0.01	0.02
Non-qualifying hedges impact	—	—	—
Net gain from discontinued operations	0.03	—	0.03
Other, including interest expense, interest income and consolidating income tax benefits or expenses	—	(0.03)	(0.04)
Share dilution	—	—	—

Corporate and Other - 2013 Earnings Per Share	0.05	(0.02)	0.03

NextEra Energy, Inc. - 2013 Earnings Per Share	$0.64	$1.44	$2.08

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

The sum of the quarterly amounts may not equal the total for the year due to rounding.

NextEra Energy, Inc.
Schedule of Total Debt and Equity
(millions)
(unaudited)

	Preliminary
June 30, 2013	Per Books	Adjusted [1]
Long-term debt, including current maturities,
short-term debt and commercial paper
Junior Subordinated Debentures	$3,353	$1,677
Debentures, related to NextEra Energy's equity units	1,653
Project debt:
Natural gas-fired assets	1,697
Wind assets	3,649	912
Solar	842
Storm Securitization Debt	410
Pipeline Funding	500
Waste Water Bonds	56
Other[2]		1,422
Other long-term debt, including current maturities, short-term debt and commercial paper[3]	16,072	16,072
Total debt per Balance Sheet	28,232	20,083
Junior Subordinated Debentures		1,676
Debentures, related to NextEra Energy's equity units		1,653
Common shareholders' equity	16,601	16,601
Total capitalization, including debt due within one year	$44,833	$40,013
Debt ratio	63%	50%

December 31, 2012	Per Books
Long-term debt, including current maturities and
commercial paper
Junior Subordinated Debentures	$3,253	$1,627
Debentures, related to NextEra Energy's equity units	1,653
Project debt:
Natural gas-fired assets	560
Wind assets	3,634	909
Solar	173
Storm Securitization Debt	438
Pipeline Funding	500
Waste Water Bonds	56
Other[2]		1,531
Other long-term debt, including current maturities, short-term debt and commercial paper[3]	17,092	17,092
Total debt	27,359	21,159
Junior Subordinated Debentures		1,626
Debentures, related to NextEra Energy's equity units		1,653
Common shareholders' equity	16,068	16,068
Total capitalization, including debt due within one year	$43,427	$40,506
Debt ratio	63%	52%

[1] Adjusted debt calculation is based on NextEra's interpretation of S&P's credit metric methodology which can be found in their Corporate
  Ratings Criteria on S&P's website. The December 31, 2012 ratio has been restated to this methodology.

[2] Other includes imputed debt of purchase power agreements, a portion of the deferral related to differential membership interests and certain accrued interest.

[3] Includes premium and discount on all debt issuances.

Florida Power & Light Company
Statistics
(unaudited)

			Preliminary
	Quarter		Year-to-Date
Periods Ended June 30	2013	2012	2013	2012
Energy sales (million kwh)
Residential	13,209	13,460	24,050	24,554
Commercial	11,287	11,448	21,362	21,752
Industrial	765	774	1,482	1,511
Public authorities	137	138	275	274
Increase (decrease) in unbilled sales	1,260	579	1,145	757
Total retail	26,658	26,399	48,314	48,848
Electric utilities	572	583	1,073	1,083
Interchange power sales	599	116	1,487	271
Total	27,829	27,098	50,874	50,202

Average price (cents/kwh) (1)
Residential	10.50	10.46	10.45	10.43
Commercial	8.54	8.64	8.64	8.73
Industrial	6.44	6.81	6.56	6.89
Total	9.46	9.48	9.46	9.49

Average customer accounts (000's)
Residential	4,083	4,053	4,078	4,048
Commercial	515	511	515	511
Industrial	9	9	9	9
Other	5	3	4	3
Total	4,612	4,576	4,606	4,571

End of period customer accounts (000's)	JUN 2013	JUN 2012
Residential	4,085	4,051
Commercial	516	512
Industrial	10	9
Other	3	3
Total	4,614	4,575

1. Excludes interchange power sales, net change in unbilled revenues, deferrals under cost recovery clauses and any provision for refund.

	2013	Normal	2012
Three Months Ended June 30
Cooling degree-days	572	595	585
Heating degree-days	3	13	7
Six Months Ended June 30
Cooling degree-days	696	720	751
Heating degree-days	220	261	160

Cooling degree days for the periods above use a 72 degree base temperature and heating degree days use a 66 degree base temperature.